AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2001
                                               REGISTRATION NO. 333-54840
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------

                               AMENDMENT NO. 2 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         TRIANGLE PHARMACEUTICALS, INC.
             (Exact name of Registrant as Specified in Its Charter)

                Delaware                               56-1930728
    (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

                                   ----------

                               4 University Place,
                             4611 University Drive,
                          Durham, North Carolina, 27707
                                 (919) 493-5980
   (Address, Including Zip Code, And Telephone Number, Including Area Code, Of
                    Registrant's Principal Executive Offices)

                                   ----------

                              David W. Barry, M.D.
                      Chairman and Chief Executive Officer
                         TRIANGLE PHARMACEUTICALS, INC.

                               4 University Place,
                             4611 University Drive,
                          Durham, North Carolina 27707
                                 (919) 493-5980
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent For Service)

                                   ----------
                                   COPIES TO:

         Luci Staller Altman, Esq.                James R. Tanenbaum, Esq.
        Martine Apollon Wicks, Esq.                 Anna T. Pinedo, Esq.
      BROBECK, PHLEGER & HARRISON LLP          STROOCK & STROOCK & LAVAN LLP
         1633 Broadway, 47th Floor                    180 Maiden Lane
            New York, NY 10019                       New York, NY 10038
              (212) 581-1600                           (212) 806-5400

                                   ----------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If only the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates, except for the registration fee.

      Registration Fee......................          $14,620
      Printing and engraving expenses.......           15,000
      Legal fees and expenses...............          200,000
      Accounting fees and expenses..........           15,000
      Transfer Agent and Registrar Fees.....           35,000
      Miscellaneous Expenses................           20,380
                                                    ------------
            TOTAL...........................         $300,000
                                                    ============

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

            Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of Triangle under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

            Article VII, Section (i) of the Restated Bylaws of Triangle provides that Triangle shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Triangle (or was serving at Triangle's request as a director or officer of another corporation) shall be paid by Triangle in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Triangle as authorized by the relevant section of the Delaware General Corporation Law.

            As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article 5, Section (a) of Triangle's Second Restated Certificate of Incorporation provides that a director of Triangle shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Triangle or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

            Triangle has entered into indemnification agreements with its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to Triangle (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by Triangle or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for Triangle to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to Triangle copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

            The Registrant has an insurance policy covering the directors and officers of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

            (a)  EXHIBITS.

          EXHIBIT NO.     DESCRIPTION
          -----------     -----------
             +4.1         Instruments defining the rights of stockholders.
                          Reference is made to the Registration Statement on
                          Form 8-A, filed October 18, 1996 (file no. 000-21589),
                          and the Registration Statement on Form 8-A, filed
                          February 10, 1999 (file no. 000-21589), as amended on
                          June 18, 1999 (file no. 000-21589).

              4.2         Form of Purchase Agreement made as of January 30,
                          2001, between the Company and each of the investors with whom the stock was placed.

             +5.1         Opinion of Brobeck, Phleger & Harrison LLP


            +23.1         Consent of PricewaterhouseCoopers LLP, Independent
                          Accountants.


             23.2 Consent of Brobeck, Phleger & Harrison LLP. Reference is made to Exhibit 5.1.

             24.1 Power of Attorney. Reference is made to pages II-4 and II-5 of this Registration Statement.

             +Previously filed.


ITEM 17.  UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Triangle pursuant to the foregoing provisions, Delaware Corporation law, the Purchase Agreements or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 27th day of February, 2001.


                                       TRIANGLE PHARMACEUTICALS, INC.

                                       By: /S/ David W. Barry
                                           -----------------------
                                           David W. Barry
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, David W. Barry and Chris A. Rallis, and each of them acting individually, as his attorney-in-fact, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purpose as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in this capacities and on the dates indicated:


        SIGNATURE                         TITLE
/s/ David W. Barry            Chairman of the Board and Chief Executive     February 27, 2001
---------------------------     Officer (Principal Executive Officer)
      David W. Barry

/s/ Chris A. Rallis            Director, President and Chief Operating      February 27, 2001
---------------------------                     Officer
      Chris A. Rallis

/s/ Robert Amundsen, Jr.    Executive Vice President and Chief Financial    February 27, 2001
---------------------------  Officer (Principal Financial and Accounting
   Robert Amundsen, Jr.                           Officer)

*                                               Director                    February 27, 2001
---------------------------
     Anthony B. Evnin

*                                               Director                    February 27, 2001
---------------------------
    Standish M. Fleming



                                       II-4

*                                               Director                    February 27, 2001
---------------------------
    Dennis B. Gillings

*                                               Director                    February 27, 2001
---------------------------
     Arthur J. Higgins

*                                               Director                    February 27, 2001
---------------------------
    Henry G. Grabowski

*                                               Director                    February 27, 2001
---------------------------
      George McFadden

* By:  /s/ David W. Barry
       --------------------
       David W. Barry
       Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------
 +4.1           Instruments defining the rights of stockholders.
                Reference is made to the Registration Statement on
                Form  8-A, filed October 18, 1996 (file no.
                000-21589), and the Registration Statement on Form
                8-A, filed February 10, 1999 (file no. 000-21589), as
                amended on June 18, 1999 (file no. 000-21589).

  4.2           Form of Purchase Agreement made as of January 30,
                2001 between the Company and each of the investors with whom the stock was placed.

 +5.1           Opinion of Brobeck, Phleger & Harrison LLP.

+23.1           Consent of PricewaterhouseCoopers LLP, Independent
                Accountants.

 23.2 Consent of Brobeck, Phleger & Harrison LLP. Reference is made to Exhibit 5.1.

 24.1 Power of Attorney. Reference is made to pages II-4 and II-5 of this Registration Statement.


+Previously filed.

                                      II-6